UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 29, 2009

Cell Genesys, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-19986	94-3061375
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Oyster Point Boulevard, Suite 525, South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 266-3000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On Monday, June 29, 2009, Cell Genesys, Inc., a Delaware corporation (the “Company”), entered into an agreement and plan of merger (the “Merger Agreement”) with BioSante Pharmaceuticals, Inc. (“BioSante”) valuing the Company at $0.347 per share or a 12 percent premium to $0.31 per share, the closing price of the Company’s common stock on June 29, 2009. The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, the Company will merge with and into BioSante (the “Merger”), with BioSante continuing as the surviving company.

Agreement and Plan of Merger

Subject to the terms and conditions of the Merger Agreement, at the effective time of and as a result of the Merger, each share of common stock of the Company issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) will be converted into the right to receive 0.1615 of a share of BioSante common stock (the “Exchange Ratio”). The Exchange Ratio is subject to potential adjustment as described in the Merger Agreement depending upon the amount of net cash of the Company, less certain expenses and liabilities, 10 calendar days prior to the anticipated closing date of the Merger. BioSante expects to issue in the aggregate approximately 17.7 million shares of BioSante common stock in the Merger, and, upon completion of the Merger, the former stockholders of the Company are expected to own approximately 39.6 percent of the outstanding shares of BioSante, and the BioSante stockholders prior to the Merger are expected to own approximately 60.4 percent of the outstanding shares of BioSante. No fractional shares of BioSante common stock will be issued in connection with the Merger, and holders of the Company’s common stock will be entitled to receive cash in lieu thereof.

Consummation of the Merger is subject to a number of conditions, including, but not limited to (i) the adoption and approval of the Merger Agreement by both BioSante’s and the Company’s stockholders and the approval of the issuance of shares of BioSante common stock in the Merger by BioSante’s stockholders; (ii) the effectiveness of a Form S-4 registration statement to be filed by BioSante with the Securities and Exchange Commission (the “SEC”) to register the shares of BioSante common stock to be issued in connection with the Merger, which will contain a joint proxy statement/prospectus; (iii) the Company’s net cash, less certain expenses and liabilities, being a specified minimum amount as of 10 calendar days prior to the anticipated closing date of the Merger, which amount varies, depending upon the closing date of the Merger; (iv) the execution by BioSante of a supplemental indenture with the trustee under both the indenture dated as of October 20, 2004 for the 3.125% convertible senior notes due in November 2011 issued by the Company and under the indenture dated as of June 24, 2009 for the 3.125% convertible senior notes due in May 2013 issued by the Company (together, the “Indentures”); and (v) other customary closing conditions. The Merger is not intended to qualify as a tax-free reorganization for U.S. federal income tax purposes.

In addition, as of a date mutually agreed upon by both parties, but in no event less than 30 days prior to the Effective Time, all options to purchase shares of the Company’s common stock, other than certain designated options held by the Company’s current officers (the “Specified Company Stock Options”), will become fully vested and exercisable until immediately prior to the Effective Time. Upon the Effective Time, such unexercised options other than the Specified Company Stock Options will terminate. The Specified Company Stock Options will be assumed by BioSante and will remain outstanding following the Merger, but will be converted into and become options to purchase shares of BioSante common stock on terms substantially identical to those in effect prior to the Merger, except for adjustments to the underlying number of shares and the exercise price based on the Exchange Ratio, as such ratio may be adjusted pursuant to the terms of the Merger Agreement.

Other than the warrant subject to certain warrant exchange agreement dated May 17, 2009, which may be cashed out pursuant to the terms thereof prior to the Effective Time at a maximum price of $277,270, all warrants to purchase shares of the Company’s common stock which by their terms will survive the Merger will be assumed by BioSante, but will be converted into and become warrants to purchase shares of BioSante common stock on terms substantially identical to those in effect prior to the Merger, except for adjustments to the underlying number of shares and the exercise price based on the Exchange Ratio, as such ratio may be adjusted pursuant to the terms of the Merger Agreement.

Each of the Company and BioSante have made customary representations, warranties and covenants in the Merger Agreement, including among others, covenants that (i) each party will conduct its business in the ordinary course consistent with past practice during the interim period between the execution of the Merger Agreement and the consummation of the Merger; (ii) each party will not engage in certain kinds of transactions or take certain actions during such period; (iii) the Company will convene and hold a meeting of its stockholders for the purpose of considering the adoption and approval of the Merger Agreement, (iv) BioSante will convene and hold a meeting of its stockholders for the purpose of considering the adoption and approval of the Merger Agreement and the approval of the issuance of shares of BioSante common stock in the Merger, (v) the board of directors of the Company will recommend that its stockholders adopt and approve the Merger Agreement, (vi) the board of directors of BioSante will

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recommend that its stockholders adopt and approve the Merger Agreement and approve the issuance of shares of BioSante common stock in the Merger, in each case, subject to certain exceptions; and (vii) each party will take certain actions under the Indentures, including the execution by BioSante of supplemental indentures as required under the terms of the Indentures.

The Company also has agreed not to (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, including the receipt of a “superior proposal” by the Company, enter into discussions or an agreement concerning or provide confidential information in connection with any proposals for alternative business combination transactions.

The Merger Agreement contains certain termination rights for both BioSante and the Company in certain circumstances. If the Merger Agreement is terminated due to certain triggering events specified in the Merger Agreement, the Company or BioSante will be required to pay the other party a termination fee of $1.0 million. The Merger Agreement also provides that under specified circumstances, the Company or BioSante may be required to reimburse the other party up to $500,000 for the other party’s expenses in connection with the transaction. Any expenses paid by such party will be credited against the termination fee if the termination fee subsequently becomes payable by such party.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to a full text of the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Merger Agreement and related description are intended to provide you with information regarding the terms of the Merger Agreement and are not intended to modify or supplement any factual disclosures about the Company or BioSante in their respective public reports filed with the SEC. In particular, the Merger Agreement and related description are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company or BioSante. The representations and warranties have been negotiated with the principal purpose of not establishing matters of fact, but rather as a risk allocation method establishing the circumstances in which a party may have the right not to close the Merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise. The representations and warranties also may be subject to a contractual standard of materiality different from those generally applicable under the securities laws.

Voting Agreements

Concurrently and in connection with the execution of the Merger Agreement, the Company’s Chairman of the Board and Chief Executive Officer, Stephen A. Sherwin, M.D., who holds 474,621 shares of the Company’s common stock or approximately 0.4 percent of the outstanding shares of the Company’s common stock as of the close of business on June 29, 2009, entered into a voting agreement with BioSante (the “Company Voting Agreement”), pursuant to which he agreed to vote his shares of the Company’s common stock in favor of the Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement and against certain transactions or certain actions that would delay, prevent or nullify the Merger or the transaction contemplated by the Merger Agreement.

In addition, certain of BioSante’s directors and officers, who collectively hold approximately 9.5 percent of the outstanding shares of BioSante common stock as of the close of business on June 29, 2009, entered into a voting agreement with the Company (the “BioSante Voting Agreement”) substantially in the form of Exhibit 10.2 hereto, pursuant to which each stockholder agreed to vote its shares of Company common stock in favor of the Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement, including the issuance of shares of BioSante common stock in the Merger, and against certain transactions or certain actions that would delay, prevent or nullify the Merger or the transaction contemplated by the Merger Agreement.

Both the Company Voting Agreement and the BioSante Voting Agreement (collectively, the “Voting Agreements”) will terminate upon the earlier of the consummation of the Merger or the termination of the Merger Agreement.

The foregoing description of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to a full text of the Company Voting Agreement and the form of BioSante Voting Agreement, which are attached as Exhibits 10.1 and 10.2 to this current report on Form 8-K, respectively, and are incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

Amendment to Rights Agreement

In connection with the Merger Agreement, the Company’s board of directors approved an amendment, dated June 29, 2009 (the “Amendment”), to the Amended and Restated Preferred Shares Rights Agreement dated July 27, 2000 between the Company and Computershare Trust Company, N.A., as successor rights agent to Fleet National Bank (the “Rights Agreement”), in order to prevent the execution of the Merger Agreement or the Company Voting Agreement or the consummation of the transactions contemplated in the Merger Agreement from triggering the ability to exercise any rights under the Rights Agreement.

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The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 4.1 hereto, and is incorporated in this Item 3.03 by reference.

Item 8.01 Other Events.

On June 30, 2009, the Company issued a press release announcing the Merger with BioSante. A copy of this press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Important Additional Information for Investors and Stockholders

This communication may be deemed to be solicitation material regarding the proposed acquisition of the Company by BioSante. In connection with the proposed acquisition, the Company intends to file relevant documents with the SEC, including a joint proxy statement/prospectus with BioSante. The final joint proxy statement/prospectus will be mailed to the stockholders of the Company and BioSante. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE JOINT PROXY STATEMENT/PROSPECTUS (AND ANY AMENDMENTS OR SUPPLEMENTS) CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, BIOSANTE AND THE PROPOSED ACQUISITION.

Investors and security holders may obtain free copies of the joint proxy statement/prospectus (when available) and other documents filed with the SEC at the SEC’s website at www.sec.gov, at the Company’s website at www.cellgenesys.com, or at BioSante’s website at www.biosantepharma.com. Such documents, as available, can also be obtained by directing a request to the Company, Attention: Investor Relations, telephone: (650) 266-3000 or to BioSante, Attention: Investor Relations, telephone: (847) 478-0500.

The Company, BioSante and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from the stockholders of the Company and BioSante in respect of the proposed transaction. Information regarding the Company’s directors and executive officers is available in its annual report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 9, 2009 and the proxy statement for the Company’s 2009 annual meeting of stockholders, filed with the SEC on March 31, 2009. Information regarding BioSante’s directors and executive officers is available in its annual report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 16, 2009 and the proxy statement for BioSante’s 2009 annual meeting of stockholders, filed with the SEC on April 27, 2009. If and to the extent that any of the Company’s or BioSante’s participants will receive any additional benefits in connection with the Merger that are unknown as of the date of this filing, the details of those benefits will be described in the definitive joint proxy statement/prospectus relating to the Merger. Investors and stockholders can obtain more detailed information regarding the direct and indirect interests of the Company’s and BioSante’s directors and executive officers in the Merger by reading the definitive joint proxy statement/prospectus when it becomes available.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of June 29, 2009 by and between BioSante Pharmaceuticals, Inc. and Cell Genesys, Inc. *

4.1	Amendment, dated June 29, 2009, to Amended and Restated Preferred Shares Rights Agreement, dated July 27, 2000, by and between Cell Genesys, Inc. and Computershare Trust Company, N.A., as successor rights agent to Fleet National Bank

10.1	Voting Agreement dated as of June 29, 2009 by and between Stephen A. Sherwin, M.D. and BioSante Pharmaceuticals, Inc.

10.2	Form of Voting Agreement dated as of June 29, 2009 by and between certain directors and officers of BioSante Pharmaceuticals, Inc. and Cell Genesys, Inc.

99.1	Press Release issued by Cell Genesys, Inc. dated June 30, 2009

*	All exhibits and schedules to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Cell Genesys, Inc. will furnish the omitted exhibits and schedules to the Securities and Exchange Commission upon request by the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cell Genesys, Inc.

June 30, 2009	By:	/s/ Stephen A. Sherwin
	Name:	Stephen A. Sherwin, M.D.
	Title:	Chairman of the Board and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of June 29, 2009 by and between BioSante Pharmaceuticals, Inc. and Cell Genesys, Inc. *

4.1	Amendment, dated June 29, 2009, to Amended and Restated Preferred Shares Rights Agreement, dated July 27, 2000, by and between Cell Genesys, Inc. and Computershare Trust Company, N.A., as successor rights agent to Fleet National Bank

10.1	Voting Agreement dated as of June 29, 2009 by and between Stephen A. Sherwin, M.D. and BioSante Pharmaceuticals, Inc.

10.2	Form of Voting Agreement dated as of June 29, 2009 by and between certain directors and officers of BioSante Pharmaceuticals, Inc. and Cell Genesys, Inc.

99.1	Press Release issued by Cell Genesys, Inc. dated June 30, 2009

*	All exhibits and schedules to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Cell Genesys, Inc. will furnish the omitted exhibits and schedules to the Securities and Exchange Commission upon request by the Commission.